Exhibit 99.1

Second Sight Announces Professor Stanislao Rizzo Has Completed His 30th Implant of the Argus II Retinal Prosthesis

SYLMAR, Calif.--(BUSINESS WIRE)-- Second Sight Medical Products, Inc. (Nasdaq:EYES), ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, today announced that Professor Stanislao Rizzo (Professor Rizzo) has completed his 30th implant of the Argus® II Retinal Prosthesis (Argus II) at the Azienda Ospedaliero Universitaria Careggi located in Florence, Italy.

Will McGuire, President and CEO of Second Sight Medical Products, stated, "This represents an exciting milestone in Italy and an important achievement for Second Sight as we continue to advance our goal of making the Argus II available to patients with Retinitis Pigmentosa (RP). Professor Rizzo sets a standard in both quality of outcomes and volume, which serves as a goal for our centers of excellence all around the world."

The 30th surgery, out of more than 220 Argus II implants worldwide, was performed by Professor Rizzo on February 9, 2017 at Azienda Ospedaliero Universitaria Careggi, one of three centers in Italy capable of performing the surgical procedure and post-operative rehabilitation required for Argus II patients. Professor Rizzo has implanted the Argus II at centers in Florence and Pisa, Italy since the system became available in 2011; he has trained surgeons at several international centers.

Professor Rizzo commented, "Over the last five years, I realized not only that the system is safe, but above all, I was able to personally see that its validity and benefits can be maintained for a long time, and that the satisfaction for patients who recover vision is truly rewarding."

In Europe, Argus II is indicated for blind people suffering from advanced outer retinal degenerative diseases such as RP. RP is an inherited disease that often results in nearly complete blindness, affecting an estimated 167,000 Europeans.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa. The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Canada, France, Germany, Italy, Saudi Arabia, Spain, Turkey, United Kingdom, and the U.S.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed and manufactures the Argus II Retinal Prosthesis System. Second Sight is currently underway in a trial to test the safety and utility of the Argus II in individuals with Dry Age-Related Macular Degeneration. Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than preventable or treatable conditions. U.S. Headquarters are in Sylmar, California, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 11, 2016, as amended on August 8, 2016, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Second Sight Medical Products, Inc.
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